================================================================================



                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934.




Date of Report (date of earliest event reported):  January 12, 1996
                                                   ----------------


                               CEDAR GROUP, INC.
                               -----------------
             (Exact name of registrant as specified in its charter)



   Delaware                  1-10372                             23-2577796
   --------                  -------                             ----------
State or other             (Commission                       (I.R.S. Employer
jurisdiction of             File Number)                     Identification No.)
incorporation or
organization


                              500 Rue Notre Dame,
                                    Lachine
                                 Quebec, H8S 2B2
                    ---------------------------------------
                    (Address of principal executive office)

                 Registrant's telephone number:  (514) 634-3550
                                                 --------------


================================================================================

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         Not Applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         Not Applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

         Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         Not Applicable.

ITEM 5.  OTHER EVENTS.

         On January 12, 1996, Cedar Group, Inc. (the "Registrant") executed an Agreement whereby the Registrant acquired the right to purchase 19.9% of the total issued ordinary shares of McConnell Dowell Corporation Limited ("MDC"), a corporation publicly traded in Australia, from Morrison Knudsen Corporation ("MK") for a cash purchase price of Australian $10,341,606.25 (US$5,747,012.32). MDC is an Australian infrastructure, including pipeline, mechanical and electrical, engineering and construction group with operations throughout Asia, Australia and New Zealand. The purchase of the shares of MDC is to occur in two phases through the Registrant's wholly-owned subsidiary, Cedar Group Australia Pty Ltd. ("CGA"). The first phase occurred on January 19, 1996 which consisted of an acquisition of 6,194,570 shares of MDC, representing approximately 14.9% of the total issued ordinary shares of MDC, in exchange for Australian $7,743,212.50.

         The second phase of the acquisition, whereby CGA acquires 2,078,715 shares of MDC in exchange for Australian $2,598,393.75, is conditioned upon the Registrant receiving certain approvals including permission from the Australian Foreign Investment Review Board for the acquisition of the additional 5% interest of MDC.

         The amount of consideration paid by CGA was determined by negotiation between and among representatives of the Registrant and MK.

         The payment for the purchase price of the ordinary shares of MDC was obtained by the Registrant through the funds raised by a private placement ("TCI Placement") undertaken by a wholly-owned subsidiary of the Registrant, Cedar Group TCI Inc., LLC ("TCI"). To date, TCI has accepted subscriptions aggregating $8.5 million and in continuing with the placement, TCI is desirous of raising a further $15 million, however, there can be no assurance this additional placement amount will be raised. The shares issued by TCI on the accepted subscriptions are convertible into shares of Common Stock of the Registrant at $8.50 per share.

         In addition to the acquisition of 14.9% of the issued shares of MDC and the anticipated additional 5%, on January 18, 1996, the Registrant announced that through CGA, it intends to make an offer to acquire all of the remaining ordinary shares of MDC. This tender offer by the Registrant for the balance of the shares not already acquired will be for cash and will be subject to approval by the Australian Foreign Investment Review Board. The offer will be contingent upon the Registrant acquiring an aggregate minimum of 40.1% of the ordinary shares of MDC pursuant to the tender offer. The Registrant anticipates filing the tender offer documentation by February 15, 1996 and intends to have the offer remain open for a period of forty-five (45) days after the filing of the tender offer documentation.

         Prior to the acquisition, no material relationship existed between MDC and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         Not Applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial statements of businesses acquired.

         Not Applicable.

         (b)     Proforma financial information.

         Not Applicable.

         (c)     Exhibits (referenced to Item 601 of Regulation S-K).

         2.               Agreement dated January 12, 1996.

         99.              Press Release dated January 18, 1996.

ITEM 8.  CHANGE IN FISCAL YEAR.

         Not Applicable.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         CEDAR GROUP, INC.



Dated:  January 26, 1996                 By:  /s/ Michel L. Marengere
                                            ----------------------------------
                                                  Michel L. Marengere,
                                                  Chairman and CEO
                                                  (Chief Executive Officer)

                                 EXHIBIT INDEX


Exhibit Number
(Referenced to
Item 601 of
Reg. S-K)                         Description of Exhibit
--------------                    ----------------------
         2.                       Agreement dated January 12, 1996.

         99.                      Press Release dated January 18, 1996.